UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Peakstone Realty Trust
(Exact name of registrant as specified in its charter)

Commission File Number:  001-41686

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 606-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.001 par value per share	PKST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2024, Peakstone Realty Trust’s (the “Company’s”) operating partnership, PKST OP, L.P. (the “Operating Partnership”), as “Borrower”, KeyBank National Association, as administrative agent and the lending institutions which are party thereto, entered into that certain Ninth Amendment to Second Amended and Restated Credit Agreement (the “Ninth Amendment”), which amends the Operating Partnership’s existing Second Amended and Restated Credit Agreement, dated as of April 30, 2019 (as previously amended, the “Credit Agreement”, and as amended by the Ninth Amendment, the “Amended Credit Agreement”). The Company and certain of its subsidiaries guarantee the obligations of the Operating Partnership under the Amended Credit Agreement. Capitalized terms used in this Item 2.03 but not defined herein have the meaning given to them in the Amended Credit Agreement.

The Ninth Amendment provides, among other things, for (a) a new $175.0 million senior unsecured term loan (the “New 2027 Term Loan”) maturing three years after the closing date of the Ninth Amendment (the “Ninth Amendment Closing Date”),  and (b) certain other terms and modifications to the Credit Agreement.

The New 2027 Term Loan has an initial term of three years from the Ninth Amendment Closing Date, maturing on October 31, 2027, subject to one, one-year extension option. Payments under the New 2027 Term Loan are interest only and are due on the first business day of each quarter. Amounts borrowed under the New 2027 Term Loan may not be repaid and reborrowed. The interest rate with respect to the New 2027 Term Loan can be based on either SOFR or Base Rate at the Operating Partnership’s election.  The Operating Partnership has currently elected SOFR.  As of the Ninth Amendment Closing Date, the interest rate for the New 2027 Term Loan is SOFR + 1.75%. The interest rate for any portion of the New 2027 Term Loan that constitute “SOFR Loans” ranges from SOFR + 1.60% and SOFR + 2.50%, depending on the Company’s consolidated leverage ratio.  The interest rate for any portion of the New 2027 Term Loan that is a “Base Rate Loan” (being none as of the date hereof) ranges between Base Rate + 0.60% and Base Rate + 1.50%, depending on the Company’s consolidated leverage ratio.

The foregoing description is an abbreviated summary of certain provisions in the Ninth Amendment and is qualified in its entirety by reference to the full text of the Ninth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Please refer to the Ninth Amendment in its entirety for a complete understanding of its contents and further details regarding the above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2024, the Company appointed Cindy (Qiyan) Mai as the Company’s Chief Accounting Officer. In this role, Ms. Mai will act as the principal accounting officer of the Company. Before joining the Company, Ms. Mai, age 42, served as Chief Accounting Officer at Veris Residential, Inc. from April 2023 to August 2024 and as its Corporate Controller from December 2022 to March 2023. Prior to that, Ms. Mai served as a senior director in the Global Finance Team of CBRE Group, Inc. from January to December 2022. Previously, Ms. Mai spent 14 years with PricewaterhouseCoopers, most recently as a director from April 2019 to January 2022. Ms. Mai earned her M.B.A. in Finance from Fordham University’s Gabelli School of Business and her Bachelor of Economics and Bachelor of Science in Mathematics and Applied Mathematics from Sun Yat-sen University. Ms. Mai is a Certified Public Accountant and a Chartered Financial Analyst.

In connection with Ms. Mai’s appointment, the Company has entered into an offer letter with Ms. Mai (the “Offer Letter”) pursuant to which Ms. Mai will serve as the Chief Accounting Officer of the Company. The Offer Letter provides for (i) an annual base salary of $300,000, (ii) the opportunity to earn (x) an annual cash bonus and (y) an annual equity award, in each case, targeted at up to 50% of Ms. Mai’s annual base salary, based on the achievement of applicable performance targets as determined by the Company in its sole discretion, and (iii) a relocation equity award having a grant date fair value of $20,000, which will vest on January 2, 2025, subject to Ms. Mai’s continued employment through the applicable vesting date and the terms and conditions set forth in the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan and an applicable award agreement to be entered into between the Company and Ms. Mai. Ms. Mai is also eligible under the Offer Letter to participate in customary benefit plans on the same basis as other similarly situated employees.

There are no arrangements or understandings between Ms. Mai and any other persons pursuant to which Ms. Mai was appointed. Ms. Mai does not have any family relationships with any of the Company’s trustees or executive officers. Ms. Mai does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective November 4, 2024, Bryan Yamasawa will cease serving as the Company’s Chief Accounting Officer but will remain an at-will employee to provide such transition and advisory services as requested by the Company through November 15, 2024, or such earlier date as may be mutually agreed between Mr. Yamasawa and the Company (such date, the “Separation Date”). Mr. Yamasawa’s employment with the Company will terminate effective as of the Separation Date. Mr. Yamasawa’s separation is not the result of a disagreement with the Company on any matter related to the Company’s financial statements or accounting policies or practices.

Item 8.01.	Other Events.

Secured Debt

On November 1, 2024, one of the Company’s subsidiaries, The GC Net Lease (Jacksonville) Investors, LLC (“Florida Borrower”), obtained a mortgage loan in the principal amount of $49,604,000 (the “Florida Mortgage Loan”) from Principal Life Insurance Company (“Principal Lender”).  The Florida Mortgage Loan incurs interest at a fixed rate of 5.48% per annum, has a 7.5-year term (maturity date is May 6, 2032) and provides for monthly payments of interest only. The Florida Mortgage Loan is secured by, among other things, Florida Borrower’s interest in real property located at 10480 Yaeger Road, Jacksonville, Florida. In connection with the Florida Mortgage Loan, the Operating Partnership provided an environmental indemnity and guaranty of certain non-recourse carve-out liabilities to Principal Lender.

On November 1, 2024, one of the Company’s subsidiaries, The GC Net Lease (Savannah) Investors, LLC (“Georgia Borrower”), obtained a mortgage loan in the principal amount of $37,722,000 (the “Georgia Mortgage Loan”) from Principal Lender.  The Georgia Mortgage Loan incurs interest at a fixed rate of 5.31% per annum, has a 5-year term (maturity date is November 6, 2029) and provides for monthly payments of interest only. The Georgia Mortgage Loan is secured by, among other things, Georgia Borrower’s leasehold interest in real property located at 445 Northport Parkway, Port Wentworth, Georgia.  In connection with the Georgia Mortgage Loan, the Operating Partnership provided an environmental indemnity and guaranty of certain non-recourse carve-out liabilities to Principal Lender.

On November 4, 2024, one of the Company’s subsidiaries, The GC Net Lease (Arlington Heights) Investors, LLC (the “Illinois Borrower”), obtained a mortgage loan in the principal amount of $23,000,000 (the “Illinois Mortgage Loan”) from GSF 2023-1, LLC (the “GS Lender”). The Illinois Mortgage Loan incurs interest at a fixed rate of 6.51% per annum, has a 5-year term (maturity date is November 6, 2029) and provides for monthly payments of interest only. The Illinois Mortgage Loan is secured by, among other things, Illinois Borrower’s interest in real property located at 1455 West Cellular Drive, Arlington Heights, Illinois. In connection with the Illinois Mortgage Loan, the Operating Partnership provided an environmental indemnity and guaranty of certain non-recourse carve-out liabilities to GS Lender.

The foregoing descriptions are abbreviated summaries of the terms of the Florida Mortgage Loan, the Georgia Mortgage Loan and the Illinois Mortgage Loan and are qualified in their entirety by reference to the full text of the loan documents evidencing such loans.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of October 31, 2024, by and among PKST OP, L.P., the lending institutions party thereto as lenders and KeyBank National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peakstone Realty Trust

Date: November 4, 2024	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer